Exhibit 99.1

NEWS RELEASE

CONTACTS:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FOR RELEASE: 7:00 AM (Eastern) July 23, 2014

CONMED Corporation Announces Second Quarter 2014 Financial Results

EPS of $0.37; Adjusted EPS of $0.47, up 9.3% over prior year period

Conference Call to be Held at 8:30 a.m. ET Today (Note time change)

Utica, New York, July 23, 2014 — CONMED Corporation (Nasdaq: CNMD) today announced financial results for the second quarter ended June 30, 2014.

During the second quarter of 2014, CONMED continued its track record of growing earnings and margins through continued operational performance, with adjusted earnings per share improving 9.3% and adjusted EBITDA margin expanding 50 basis points compared to the second quarter of 2013. Sales declined 2.5% year-over-year caused by lower sales of General Surgery devices due to continued market weakness and the decline in Surgical Visualization capital sales of 24% as customers await the launch of the new IM 8000 surgical video system in the second half of this year. Capital product sales were positively affected by an 11.8% increase of powered instrument handpiece sales driven by the recent launch of the Hall 50 system.

Second Quarter 2014 Financial Highlights:

•	Diluted earnings per share (GAAP) grew to $0.37, an increase of 8.8% compared to $0.34 in the second quarter of 2013.

•	Adjusted diluted earnings per share increased 9.3% to $0.47 compared to $0.43 in the prior year period.

•

Sales were $188.2 million, a decrease of 2.5% over the prior year period caused principally by weaker sales of general surgery devices, surgical visualization capital products and the discontinuance of the Cascade PRP product line.

•	Adjusted EBITDA margin grew 50 basis points to 17.4% of sales.

•	GAAP EBITDA margin grew 20 basis points to 14.5% of sales.

International sales in the second quarter of 2014 were $100.4 million, representing 53.4% of total sales. Foreign currency exchange rates including the effects of the FX hedging program caused sales to be $0.4 million less in the second quarter of 2014 and $1.7 million less in the first half of 2014 than sales in the respective periods of 2013.

CONMED News Release Continued	Page 2 of 12	July 23, 2014

Six Months 2014 Financial Highlights

•

Diluted earnings per share (GAAP) was $0.68 compared to $0.71 in the first half of 2013 and was affected by special items as further described below, including a first quarter 2014 non-cash New York State tax matter resulting from recent legislation.

•	Adjusted diluted earnings per share grew 8.0% to $0.95 compared to $0.88 in the first six months of 2013.

•

Sales were $370.1 million compared to $380.0 million, a decrease of 2.6% caused principally by lower sales of general surgery devices, surgical visualization capital products and the discontinuance of the Cascade PRP product line.

•	Adjusted EBITDA margin grew 90 basis points to 17.9% of sales.

•	GAAP EBITDA margin grew 40 basis points to 14.9% of sales.

Outlook

Although new products such as the IM 8000 surgical visualization system and the Edge Ablation system expected to be launched in the second half of 2014 should enhance sales performance, it may take more time than the final six months of 2014 for the products to reach their potential. As a result, the Company now forecasts total year sales to be in the range of $735 - $745 million, compared to prior guidance of $770 - 780 million. Total year adjusted earnings per share guidance is also changed to $1.85 - $1.95 compared to prior guidance of $1.90 - $2.00.

Many companies have adopted the policy of not providing specific financial guidance on a quarterly basis because of the micro forecasting required. CONMED is now adopting this policy to avoid misinterpretation of quarterly fluctuations.

The adjusted estimates for the full year 2014 exclude special items such as manufacturing and restructuring costs expected to be incurred in 2014 due to the relocation of manufacturing activities, litigation, severance, and other costs.

Unusual charges

As reconciled on the following schedule, during the second quarter and first half of 2014, the Company continued the on-going consolidation of certain administrative functions and manufacturing activities. Also incurred were litigation and settlement costs associated with patent and legal disputes, the write-off of New York State tax credits eliminated due to a legislative change, and other costs. Expenses associated with these activities, including severance and relocation costs, amounted to $2.7 million, net of tax, in the second quarter of 2014 and $7.6 million, net of tax, for the first six months of 2014. These charges are included in the GAAP earnings per share set forth above and are excluded from the adjusted results. For the remainder of 2014, the Company presently anticipates incurring additional pre-tax restructuring costs of $3.5 - $4.5 million on consolidation projects currently in process and $9.5 - $11.0 million in executive management transition charges.

Use of non-GAAP financial measures

Management has disclosed adjusted financial measurements in this press announcement that present financial information that is not in accordance with generally accepted accounting principles. These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies. Adjusted net income, adjusted operating income and adjusted earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company. Management uses and presents adjusted net income, adjusted operating income and adjusted earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of special items should be eliminated from on-going operating activities.

CONMED News Release Continued	Page 3 of 12	July 23, 2014

These adjustments for special items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations. Management uses adjusted net income, adjusted operating income and adjusted earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference call

The Company will webcast its second quarter 2014 conference call live over the Internet at 8:30 a.m. Eastern Time on Wednesday, July 23, 2014. This webcast can be accessed from CONMED’s web site at www.conmed.com. Replays of the call will be made available through August 1, 2014.

CONMED profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute over 50% of the Company’s total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation or litigation; (viii) the risk of a lack of allograft tissues due to reduced donations of such tissues or due to tissues not meeting the appropriate high standards for screening and/or processing of such tissues; and/or (ix) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 4 of 12	July 23, 2014

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In thousands except per share amounts)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2014	2013	2014
Net sales	$192,993	$188,150	$380,007	$370,091

Cost of sales	88,471	85,764	171,181	164,175
Cost of sales, other – Note A	1,606	1,358	3,228	2,306

Gross profit	102,916	101,028	205,598	203,610

Selling and administrative expense	77,174	74,026	154,899	147,844
Research and development	6,591	6,854	12,285	13,764
Medical device excise tax	1,406	1,369	2,986	2,718
Other expense – Note B	2,093	2,839	3,906	6,036

	87,264	85,088	174,076	170,362

Income from operations	15,652	15,940	31,522	33,248
Loss on early extinguishment of debt	—	—	263	—
Interest expense	1,383	1,571	2,749	3,032

Income before income taxes	14,269	14,369	28,510	30,216
Provision for income taxes	4,736	4,114	8,485	11,335

Net income	$9,533	$10,255	$20,025	$18,881

Per share data:
Net income
Basic	$0.35	$0.38	$0.72	$0.69
Diluted	0.34	0.37	0.71	0.68
Weighted average common shares
Basic	27,591	27,257	27,860	27,303
Diluted	27,983	27,753	28,258	27,803

Note A –Included in cost of sales, other in the three and six months ended June 30, 2013 and 2014 are costs related to the consolidation of our production facilities. Refer to the Reconciliation of Reported Net Income to Adjusted Net Income for further details.

Note B – Other expense in the three and six months ended June 30, 2013 and 2014 includes a number of adjusted charges. Refer to the Reconciliation of Reported Net Income to Adjusted Net Income for further details.

CONMED News Release Continued	Page 5 of 12	July 23, 2014

CONMED CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(unaudited)

ASSETS
	December 31,	June 30,
	2013	2014
Current assets:
Cash and cash equivalents	$54,443	$60,414
Accounts receivable, net	140,426	135,081
Inventories	143,211	157,006
Income taxes receivable	3,805	4,917
Deferred income taxes	13,202	13,101
Prepaid expenses and other current assets	17,045	14,807

Total current assets	372,132	385,326

Property, plant and equipment, net	138,985	137,758
Deferred income taxes	1,183	1,147
Goodwill	248,428	248,427
Other intangible assets, net	319,440	312,894
Other assets	10,340	11,772

Total assets	$1,090,508	$1,097,324

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,140	$1,187
Other current liabilities	110,125	103,437

Total current liabilities	111,265	104,624
Long-term debt	214,435	244,830
Deferred income taxes	113,199	117,331
Other long-term liabilities	45,290	28,385

Total liabilities	484,189	495,170

Shareholders’ equity:
Capital accounts	228,002	213,585
Retained earnings	395,889	403,848
Accumulated other comprehensive loss	(17,572)	(15,279)

Total equity	606,319	602,154

Total liabilities and shareholders’ equity	$1,090,508	$1,097,324

CONMED News Release Continued	Page 6 of 12	July 23, 2014

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six months ended
	June 30,
	2013	2014
Cash flows from operating activities:
Net income	$20,025	$18,881
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,816	22,304
Stock-based compensation	2,496	2,518
Loss on early extinguishment of debt	263	—
Deferred income taxes	5,038	3,837
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	(2,689)	5,584
Inventories	(1,581)	(19,163)
Accounts payable	(2,207)	(1,353)
Income taxes receivable (payable)	(1,171)	(1,013)
Accrued compensation and benefits	(7,393)	(5,260)
Other assets	(3,714)	834
Other liabilities	(9,729)	(2,256)

Net cash provided by operating activities	23,154	24,913

Cash flow from investing activities:
Purchases of property, plant, and equipment	(8,201)	(8,641)

Net cash used in investing activities	(8,201)	(8,641)

Cash flow from financing activities:
Payments on debt	(742)	(558)
Proceeds of debt	73,000	31,000
Payments related to distribution agreement	(34,000)	(16,667)
Dividend paid on common stock	(8,445)	(10,987)
Payments related to issuance of debt	(1,725)	—
Net proceeds from common stock issued under employee plans	10,366	953
Repurchase of common stock	(44,729)	(16,862)
Other, net	7,090	1,857

Net cash provided by (used in) financing activities	815	(11,264)

Effect of exchange rate change on cash and cash equivalents	(1,365)	963

Net increase in cash and cash equivalents	14,403	5,971
Cash and cash equivalents at beginning of period	23,720	54,443

Cash and cash equivalents at end of period	$38,123	$60,414

CONMED News Release Continued	Page 7 of 12	July 23, 2014

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

Three Months Ended June 30, 2013 and 2014

(In thousands except per share amounts)

(unaudited)

	2013	2014
Reported net income	$9,533	$10,255

Facility consolidation costs included in cost of sales	1,606	1,358

Administrative consolidation costs	1,566	494
Shareholder activism costs	—	935
Patent dispute and other matters	527	1,410

Total other expense	2,093	2,839

Adjusted expense before income taxes	3,699	4,197
Provision (benefit) for income taxes on adjusted expenses	(1,332)	(1,511)

Adjusted net income	$11,900	$12,941

Per share data:
Reported net income
Basic	$0.35	$0.38
Diluted	0.34	0.37
Net income before adjusted items
Basic	$0.43	$0.47
Diluted	0.43	0.47

Management has provided the above reconciliation of net income to adjusted net income as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 8 of 12	July 23, 2014

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

Six Months Ended June 30, 2013 and 2014

(In thousands except per share amounts)

(unaudited)

	2013	2014
Reported net income	$20,025	$18,881

Facility consolidation costs included in cost of sales	3,228	2,306

Administrative consolidation costs	3,170	1,207
Shareholder activism costs	—	1,525
Patent dispute & settlement costs, and other matters	736	3,304

Total other expense	3,906	6,036

Loss on early extinguishment of debt	263	—

Adjusted expense before income taxes	7,397	8,342
Provision (benefit) for income taxes on adjusted expenses	(2,663)	(3,003)
New York State corporate tax reform	—	2,258

Adjusted net income	$24,759	$26,478

Per share data:
Reported net income
Basic	$0.72	$0.69
Diluted	0.71	0.68
Net income before adjusted items
Basic	$0.89	$0.97
Diluted	0.88	0.95

Management has provided the above reconciliation of net income to adjusted net income as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 9 of 12	July 23, 2014

CONMED CORPORATION

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED

INCOME FROM OPERATIONS

(In thousands)

(unaudited)

	Three months ended		Six months ended
	June 30		June 30
	2013	2014	2013	2014
Reported income from operations	$15,652	$15,940	$31,522	$33,248

Facility consolidation costs included in cost of sales	1,606	1,358	3,228	2,306
Administrative consolidation costs included in other expense	1,566	494	3,170	1,207
Shareholder activism costs included in other expense	—	935	—	1,525
Patent dispute & settlement costs, and other matters included in other expense	527	1,410	736	3,304

Adjusted income from operations	$19,351	$20,137	$38,656	$41,590

Operating Margin
Reported	8.1%	8.5%	8.3%	9.0%
Adjusted	10.0%	10.7%	10.2%	11.2%

Management has provided the above reconciliation as an additional measure that investors can use to compare financial results between reporting periods. Management believes this reconciliation provides a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 10 of 12	July 23, 2014

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO EBITDA & ADJUSTED EBITDA

(In thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2014	2013	2014
Net income	$9,533	$10,255	$20,025	$18,881

Provision for income taxes	4,736	4,114	8,485	11,335
Interest expense	1,383	1,571	2,749	3,032
Loss on early extinguishment of debt	—	—	263	—
Depreciation	4,549	4,906	9,168	9,473
Amortization	7,389	6,385	14,381	12,539

EBITDA (using GAAP measures)	$27,590	$27,231	$55,071	$55,260

Stock-based compensation	1,344	1,333	2,496	2,518
Facility consolidation costs included in cost of sales	1,606	1,358	3,228	2,306
Administrative consolidation costs included in other expense	1,566	494	3,170	1,207
Shareholder activism costs included in other expense	—	935	—	1,525
Patent dispute & settlement costs, and other matters included in other expense	527	1,410	736	3,304

Adjusted EBITDA	$32,633	$32,761	$64,701	$66,120

EBITDA Margin
EBITDA	14.3%	14.5%	14.5%	14.9%
Adjusted EBITDA	16.9%	17.4%	17.0%	17.9%

Management has provided the above reconciliation as an additional measure that investors can use to compare financial results between reporting periods. Management believes this reconciliation provide a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 11 of 12	July 23, 2014

CONMED CORPORATION

Second Quarter Sales Summary

(In millions)

	Three Months Ended June 30,
	2013	2014	Growth	Constant Currency Growth
Orthopedic surgery	$101.8	$102.4	0.6%	0.8%
General surgery	73.2	70.7	-3.4%	-3.2%
Surgical visualization	18.0	15.1	-16.1%	-16.1%

	$193.0	$188.2	-2.5%	-2.3%

Single-use products	$153.8	$150.2	-2.3%	-2.1%
Capital products	39.2	38.0	-3.1%	-3.1%

	$193.0	$188.2	-2.5%	-2.3%

CONMED News Release Continued	Page 12 of 12	July 23, 2014

CONMED CORPORATION

Six Months Sales Summary

(In millions)

	Six Months Ended June 30,
	2013	2014	Growth	Constant Currency Growth
Orthopedic surgery	$206.9	$208.3	0.7%	1.3%
General surgery	140.0	134.2	-4.1%	-3.9%
Surgical visualization	33.1	27.6	-16.6%	-16.6%

	$380.0	$370.1	-2.6%	-2.2%

Single-use products	$301.6	$296.6	-1.7%	-1.2%
Capital products	78.4	73.5	-6.3%	-6.0%

	$380.0	$370.1	-2.6%	-2.2%